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                                                                   EXHIBIT 10.10

                              TENFOLD CORPORATION
                              -------------------

                      1993 FLEXIBLE STOCK INCENTIVE PLAN
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                         (AS AMENDED OCTOBER 26, 1998)

     1.  Establishment, Purpose, and Definitions.
         ---------------------------------------

         (a) There is hereby adopted the 1993 Flexible Stock Incentive Plan (the "Plan") of TenFold Corporation (the "Company").

         (b) The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) can acquire Common Stock of the Company (the "Stock"). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options") (collectively, "Participants"). The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

         (c) The term "Affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

     2.  Administration of the Plan.
         --------------------------

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). The Committee shall consist of one or more members of the Board. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.
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         (b) The Committee shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

         (c) The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the Optionee's rights under an outstanding option shall not be made without the Optionee's written consent. The Committee may, with the Optionee's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

         (d) The Committee shall also determine which eligible individuals (as defined in paragraph 4, below) shall be issued Stock or SARs under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares or SARs to be granted. The Stock shall be issued for such consideration (if any) as the Committee deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the "Restricted Stock Purchase Agreement" or the "Restricted Stock Bonus Agreement"). The Committee may amend any Restricted Stock Purchase Agreement, but any amendment which would adversely affect the shareholder's rights to the Stock shall not be made without his or her written consent.

         (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

     3.  Stock Subject to the Plan.
         -------------------------

         (a) An aggregate of not more than ten million (10,000,000) shares of Stock shall be available for the grant of stock options or the issuance of Stock under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the Optionee and will thereafter not be available under the Plan.

         (b) If there is any change in the Stock subject to the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a SAR Agreement through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind and price per share of shares subject to the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a SAR Agreement.

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     4.  Eligible Individuals.  Individuals who shall be eligible to have
         --------------------
granted to them the options, Stock or SARs provided for by the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

     5.  The Option Price.  The exercise price of the Stock covered by each
         ----------------
incentive stock option shall be not less than the per share fair market value of such Stock on the date the option is granted. The exercise price of the Stock covered by each nonqualified stock option shall be as determined by the Committee. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b) above.

     6.  Terms and Conditions of Options.
         -------------------------------

         (a) Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

         (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than 10 years and that, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term shall be for no more than five years.

         (c) If the aggregate fair market value (determined as of the time the option to purchase the stock is granted) of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other plan of the Company or any parent or subsidiary of the Company) exceeds $100,000, the options for the first $100,000 worth of Stock to become exercisable in such calendar year shall be incentive stock options and the options for the amount in excess of $100,000 that becomes exercisable in that calendar year shall be treated as nonqualified stock options.

         (d) The Committee shall have full power and authority to extend the period of time for which any option granted under the Plan is to remain exercisable following the Participant's cessation of services as an employee, director, advisor or consultant of the Company or its affiliates, including without limitation, cessation as a result of such Participant's death or disability; provided, however, that in no event shall such option be exercisable after the expiration date of the option term specified in such Participant's option agreement covering such option; and, provided further, that incentive stock options shall not be exercisable more than three (3) months following termination of any Participant's employment for any reason other than death or disability and more than one year following termination of any Participant's employment due to death or disability. To the extent that an incentive stock option is not exercised within three (3)

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months of such termination resulting from a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), the Option will not qualify for incentive stock option status under the Code.

          (e) The Stock Option Agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee. If an option, or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it. If an option is subject to vesting requirements, the Committee may, in its sole discretion, accelerate the vesting of any such option. Each Stock Option Agreement shall include a vesting schedule which shall show when the Option becomes exercisable, provided that each Option shall vest at a rate of at least twenty percent (20%) per year over a period of five (5) years.

     7.  Terms and Conditions of Stock Purchases and Bonuses.
         ---------------------------------------------------

         (a) Each sale or grant of stock pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement executed by the Company and the person to whom such stock is sold or granted.

         (b) The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions.

         (c) If rights of the Company to repurchase Stock are imposed, (i) the Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any such rights of the Company to repurchase of shares of such Stock, and (ii) the certificates evidencing such shares of Stock, although issued in the name of the Participant concerned, shall be held by the Company or a third party designated by the Committee in escrow subject to delivery to the Participant or to the Company at such times and in such amounts as shall be directed by the Committee under the terms of this Plan and the Participant's option agreement.

     8.   Terms and Conditions of SARs.  The Committee may, under such terms and
          ----------------------------
conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom such SAR is granted. The SAR agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Committee.

     9.   Use of Proceeds.  Cash proceeds realized from the sale of Stock under
          ---------------
the Plan shall constitute general funds of the Company.

     10.  Amendment, Suspension, or Termination of the Plan.
          -------------------------------------------------

          (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all

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applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company's shareholders, and provided further that, except as provided in paragraph 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

                (i) To increase the maximum number of shares subject to incentive stock options issued under the Plan; or

                (ii) To change the designation or class of persons eligible to receive incentive stock options under the Plan.

            (b) No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on January 1, 2003, unless previously terminated by the Board pursuant to this paragraph 10.

     11.  Assignability.  Each option granted pursuant to this Plan shall,
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during optionee's lifetime, be exercisable only by him, and neither the option nor any right hereunder shall be transferable by optionee by operation of law or otherwise other than by will or the laws of descent and distribution. Stock subject to a Restricted Stock Purchase Agreement or a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement.

     12.  Payment Upon Exercise of Options.  Payment of the purchase price upon
          --------------------------------
exercise of any option granted under this Plan shall be made in cash; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the Optionee; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

     13.  Withholding Taxes.  No Stock shall be granted or sold under the Plan
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to any Participant, and no SAR may be exercised, until the Participant has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock

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under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law, or the receipt of cash payments. Upon exercise of a stock option or lapsing of restriction on stock issued under the Plan, the Company shall withhold from the Optionee or require the Shareholder to surrender shares of the Company's Stock sufficient to satisfy federal, state, and local income and employment tax withholding obligations.

     14.  Restrictions on Transfer of Shares.  The Stock acquired pursuant to
          ----------------------------------
the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem advisable.

     15.  Corporate Transaction.
          ---------------------

          (a) For purposes of this Section 15, a "Corporate Transaction" shall include any of the following shareholder-approved transactions to which the Company is a party:

                (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

                (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

                (iii) any reverse merger in which the Company is the surviving entity but in which securities assessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

          (b) In the event of any Corporate Transaction, any option, restricted stock or SAR shall vest in its entirety and become exercisable, or with respect to restricted stock, be released from restrictions on transfer and repurchase rights, immediately prior to the specified effective date of the Corporate Transaction unless assumed by the successor corporation or its parent company, pursuant to options, restricted stock agreements or SARs providing substantially equal value and having substantially equivalent provisions as the options, restricted stock or SARs granted pursuant to this Plan.

     16.  Shareholder Approval.  This Plan shall only become effective with
          --------------------
regard to incentive stock options upon its approval by the shareholders of the Company in any manner permitted by applicable state law within 12 months of the Board's adoption of the Plan. The Committee may grant incentive stock options under the Plan prior to the shareholders' meeting, but until shareholder approval of the Plan is obtained, no incentive stock option shall be exercisable.

     17.  No Employment/Service Rights.  Neither the action of the Company in
          ----------------------------
establishing this Plan, nor any action taken by the Committee hereunder, nor any provision of

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this Plan shall be construed so as to grant any individual the right to remain in the employ of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate such individual's employment at any time and for any reason, with or without cause.

     18.  Miscellaneous Provisions.
          ------------------------

          (a) The provisions of this Plan shall be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

          (b) The provisions of this Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the Participants and the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

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                                   EXHIBIT A
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                           CERTIFICATE OF AMENDMENT


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                                   EXHIBIT B
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                1993 FLEXIBLE STOCK INCENTIVE PLAN, AS AMENDED
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                                   EXHIBIT C
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                              STOCK OPTION GRANTS